UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
MEDICAL PROPERTIES TRUST, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

April 17, 2007

Dear Fellow Stockholder,

It is with great pleasure that I invite you to attend our 2007 annual stockholders meeting on May 17, 2007. I am honored to have you as one of our stockholders and hope that you will be able to attend the meeting. In the event that you are unable to attend, however, it is important that your shares are represented; therefore, please be sure to sign, date, and mail your proxy in the provided envelope, or vote your proxy by phone or internet as instructed, at your earliest convenience.

Best Regards,
Edward K. Aldag, Jr.
Chairman, President and CEO

NOTICE OF
2007 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2007

To Our Stockholders:

The 2007 Annual Meeting of Stockholders of Medical Properties Trust, Inc. will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 17, 2007, beginning at 10:00 a.m. Central Time, for the following purposes:

1. To elect eight directors;

2.	To consider and act upon a proposal to approve the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan;

3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4. To transact any other business that properly comes before the meeting.

Only stockholders of record at the close of business on April 12, 2007, are entitled to receive notice of, to attend, and to vote at the meeting and any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,
Michael G. Stewart
Executive Vice President, General Counsel and Secretary

April 17, 2007

PROXY STATEMENT
for
2007 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2007

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Medical Properties Trust, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the 2007 Annual Meeting of Stockholders to be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 17, 2007, beginning at 10:00 a.m. Central Time, and at any adjournment thereof.

At the meeting, stockholders will be asked to vote on proposals to (1) elect eight directors, (2) approve the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Restated 2004 Plan”), and (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Stockholders will also transact any other business that properly comes before the meeting; although, as of the date of this Proxy Statement, the Board of Directors knows of no such other business to be presented. When you submit your proxy, by executing and returning the enclosed proxy card, or by voting by telephone or internet, you will authorize the persons named in the enclosed proxy to represent you and vote your shares of common stock on these proposals as specified by you. If no such specification is made, shares represented by your proxy will be voted:

•	FOR the election of the eight director nominees;

•	FOR the approval of the Restated 2004 Plan; and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The proxy holders will also have discretionary authority to vote your shares on any other business that properly comes before the meeting.

This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about April 17, 2007.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, our stockholders will vote on proposals:

1. To elect eight directors;

2. To approve the Restated 2004 Plan; and

3.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is April 12, 2007. Only stockholders of record at the close of business on April 12, 2007 are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on April 10, 2007, there were outstanding and entitled to vote 49,442,464 shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. We have been informed that Proposal 1 (election of directors) and Proposal 3 (ratification of auditors) are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date (24,721,233 shares) will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

How do I vote my shares?

If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

You may vote by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

You may vote in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy.

How does the Board of Directors recommend that I vote on the proposals?

Your Board of Directors recommends that you vote FOR the following proposals:

1. The election of the eight nominees to the Board of Directors;

2. The approval of the Restated 2004 Plan; and

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

What happens if I do not specify on my proxy how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

Election of Directors. The eight director nominees will be elected to serve on the Board of Directors if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the eight director nominees will be elected if they receive more votes than any other person receiving votes. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

Approval of the Restated 2004 Plan. The Restated 2004 Plan will be approved if this proposal receives a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Ratification of Independent Auditors. KPMG LLP’s appointment as our registered independent public accounting firm will be ratified if this proposal receives a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

How will abstentions be treated?

You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (approval of the Company’s Restated 2004 Plan) and Proposal 3 (ratification of the Company’s auditors). With respect to Proposals 2 and 3, an abstention will have the effect of a vote against the proposal.

How will broker non-votes be treated?

“Broker non-votes” will not have any effect on Proposal 1 (election of directors), Proposal 2 (approval of our Restated 2004 Plan), or Proposal 3 (ratification of our auditors).

PROPOSAL 1 — ELECTION OF DIRECTORS

     Director Nominees

The Board of Directors proposes that the eight nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2008 annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the annual meeting.

Edward K. Aldag, Jr. Mr. Aldag, age 43, is one of our founders and has served as our Chief Executive Officer and President since August 2003, and as Chairman of the Board since March 2004. Mr. Aldag served as our Vice Chairman of the Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and a member of the Board of Directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001 and from 1990 to 1998 served as Executive Vice President, Chief Operating Officer and was a member of the Board of Directors from 1990 to 2001. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance.

Virginia A. Clarke. Ms. Clarke, age 48, has served as a member of our Board of Directors since February 2005. Ms. Clarke has been a search consultant in the global executive search firm of Spencer Stuart since 1997. Ms. Clarke was with DHR International, an executive search firm, during 1996. Prior to that, Ms. Clarke spent 10 years in the real estate investment management business with La Salle Partners and Prudential Real Estate Investors, where her activities included asset management, portfolio management, capital raising and client service, and two years with First National Bank of Chicago. Ms. Clarke is a member of the Pension Real Estate Association. Ms. Clarke graduated from the University of California at Davis and received a master’s degree in management from the J. L. Kellogg Graduate School of Management at Northwestern University.

G. Steven Dawson. Mr. Dawson, age 49, has served as a member of our Board of Directors since April 2004. From July 1990 to September 2003, he was Chief Financial Officer and Senior Vice President-Finance of Camden Property Trust (NYSE: CPT) and its predecessors. He is currently a private investor and serves on the boards of four other public companies (all of which are real estate investment trusts) in addition to his service for us. These other public companies are as follows: Alesco Financial Inc. (NYSE: AFN), American Campus Communities (NYSE: ACC), AmREIT, Inc. (AMEX: AMY), and Desert Capital REIT, Inc. (a non-listed public mortgage REIT). Mr. Dawson is chairman of the audit committees for American Campus, AmREIT and Desert Capital, and serves on the compensation committees for American Campus and AmREIT. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.

R. Steven Hamner. Mr. Hamner, age 50, is one of our founders and has served as our Executive Vice President and Chief Financial Officer since September 2003 and as a director since February 2005. In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the 10 years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University. Mr. Hamner is a certified public accountant.

Robert E. Holmes, Ph.D. Mr. Holmes, age 65, has served as a member of our Board of Directors since April 2004. Mr. Holmes, our lead independent director, is the Dean and Professor of Management of the School of Business at the University of Alabama at Birmingham, positions he has held since 1999. From 1995 to 1999, he was

Dean of the Olin Graduate School of Business at Babson College in Wellesley, Massachusetts. Prior to that, he was Dean of the James Madison University College of Business in Harrisonburg, Virginia for 12 years. He is the co-author of four management textbooks, numerous articles, papers, and cases, and has served as a board member or consultant to a variety of business firms and non-profit organizations. He is past president of the Southern Business Administration Association, is actively engaged in AACSB International — the Association to Advance Management Education, and serves on the Boards of the Entrepreneurial Center, Tech Birmingham, the Alabama Council on Economic Education and other organizations. Mr. Holmes received a bachelor’s degree from the University of Texas at Austin, an MBA from University of North Texas, and received his Ph.D. from the University of Arkansas with an emphasis on management strategy.

Sherry A. Kellett. Ms. Kellett, age 62, has served as a member of our Board of Directors since February 2007. Ms. Kellett was the former corporate controller and principal accounting officer at BB&T Corporation, where she was a member of their eight-person executive management team from 1998 through her retirement in 2003. She is currently a member of the board of directors of Highwoods Properties, Inc., based in Raleigh, North Carolina, where she serves on the audit committee, and MidCountry Financial Corp., based in Macon, Georgia, where she serves on the audit and compensation committees. Ms. Kellett has also served on the boards of the North Carolina School of the Arts Foundation, Piedmont Kiwanis Club, Senior Services, Inc., The Winston-Salem Foundation, the Piedmont Club and the N.C. Center for Character Education.

William G. McKenzie. Mr. McKenzie, age 48, is one of our founders and has served as the Vice Chairman of our Board of Directors since September 2003. Mr. McKenzie has served as a director since our formation and served as the Executive Chairman of our Board of Directors in August and September 2003. From May 2003 to August 2003, he was an executive officer and director of our predecessor. From 1998 to the present, Mr. McKenzie has served as President, Chief Executive Officer and a board member of Gilliard Health Services, Inc., a privately-held owner and operator of acute care hospitals. From 1996 to 1998, he was Executive Vice President and Chief Operating Officer of the Mississippi Hospital Association/Diversified Services, Inc. and the Health Insurance Exchange, a mutual company and HMO. From 1994 to 1996, Mr. McKenzie was Senior Vice President of Managed Care and Executive Vice President of Physician Solutions, Inc., a subsidiary of Vaughan HealthCare, a private healthcare company in Alabama. From 1981 to 1994, Mr. McKenzie was Hospital Administrator and Chief Financial Officer and held other management positions with Gilliard Health Services, Inc.. Mr. McKenzie received a Masters of Science in Health Administration from the University of Colorado and a B.S. in Business Administration from Troy State University. He has served in numerous capacities with the Alabama Hospital Association.

L. Glenn Orr, Jr. Mr. Orr, age 67, has served as a member of our Board of Directors since February 2005. Mr. Orr has been President and Chief Executive Officer of The Orr Group, which provides investment banking and consulting services for middle-market companies, since 1995. Prior to that, he was Chairman of the Board of Directors, President and Chief Executive Officer of Southern National Corporation from 1990 until its merger with Branch Banking & Trust in 1995. Mr. Orr is member of the Board of Directors, chairman of the governance/compensation committee and a member of the executive committee of Highwoods Properties, Inc. He is also a member of the Board of Directors of General Parts, Inc. and Broyhill Management Fund, Inc. Mr. Orr previously served as President and Chief Executive Officer of Forsyth Bank and Trust Co., President of Community Bank in Greenville, South Carolina and President of the North Carolina Bankers Association. He is the Chairman of the Board of Trustees of Wake Forest University.

     Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

CERTAIN INFORMATION REGARDING
OUR BOARD OF DIRECTORS

The Board of Directors consists of eight directors. Our current directors are Edward K. Aldag, Jr., Virginia A. Clarke, G. Steven Dawson, R. Steven Hamner, Robert E. Holmes, Ph.D., Sherry A. Kellett, William G. McKenzie, and L. Glenn Orr, Jr. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the New York Stock Exchange (the “NYSE”). The Board of Directors has determined that five directors — Virginia A. Clarke, G. Steven Dawson, Robert E. Holmes, Ph.D., Sherry A. Kellett, and L. Glenn Orr, Jr. — are independent under the NYSE’s listing standards.

The Board of Directors holds regular meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met seven times in 2006. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Ethics, Nominating, and Corporate Governance Committee, and the Investment Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and of the Board committees on which he or she served in 2006.

In connection with its regular meetings, the Board of Directors meets in executive session in which management directors are not present. Mr. Holmes has been designated as the lead independent director and in that capacity presides at these executive sessions. The directors of the Company are encouraged to attend our annual meeting of stockholders absent cause.

On November 28, 2006, the Company received notice that Bryan L. Goolsby would resign from the Company’s Board of Directors effective January 1, 2007. Mr. Goolsby was an independent director under the NYSE’s listing standards, and served on the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee. On February 15, 2007, the Company appointed Ms. Sherry A. Kellett to the Board.

     Committees of the Board of Directors

The Board of Directors delegates certain of its functions to its standing Audit Committee, Compensation Committee, Ethics, Nominating, and Corporate Governance Committee, and Investment Committee.

The Audit Committee is comprised of three independent directors, Messrs. Dawson and Orr and Ms. Kellett. Mr. Dawson serves as chairman. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional independence requirements for audit committee members, and that Mr. Dawson and Ms. Kellett each qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (the “SEC”) regulations. The Board of Directors has also determined that Mr. Dawson’s service on three other public companies’ audit committees has not impaired his ability to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee begins on page 18 of this Proxy Statement.

The Compensation Committee is comprised of three independent directors, Messrs. Orr and Holmes and Ms. Clarke. Mr. Orr serves as chairman of the Compensation Committee.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers; review and approve the compensation for our executive officers; review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based plans; and administer our equity incentive plan. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and establishes the Chief Executive Officer’s compensation levels. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee begins on page 24 of this Proxy Statement.

The Compensation Committee makes all compensation decisions for the Chief Executive Officer and all other executive officers. The Compensation Committee also reviews and makes recommendation to the full Board of Directors regarding the Company’s incentive compensation plans and equity-based plans. In 2007 the Compensation Committee engaged SMG Advisory Group LLC, or SMG, a nationally recognized compensation consulting firm specializing in the real estate industry, to assist the committee in determining the amount and form of executive compensation and considered information presented by SMG when reviewing the appropriate types and levels for the Company’s non-employee director compensation program. Information concerning the nature and scope of SMG’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 20.

The Ethics, Nominating, and Corporate Governance Committee is comprised of three independent directors, Mses. Clarke and Kellett and Mr. Holmes. Mr. Holmes serves as chairman of the Committee. The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors; recommending the composition of committees of our Board of Directors; periodically reviewing the Board of Directors performance and effectiveness as a body; recommending proposed changes to the Board of Directors; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.

The Ethics, Nominating, and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, and employees. All director recommendations must be made during the time periods, and must provide the information required by Article II, Section 2.03 of the Company’s Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating, and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate.

The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating, and Corporate Governance Committee: (i) directors should possess the highest personal and professional ethics, integrity, and values; (ii) directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business; (iii) directors should be committed to representing the long-term interests of our stockholders; (iv) directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and (v) directors should not serve on more than five boards of public companies in addition to our Board of Directors.

The Ethics, Nominating and Corporate Governance Committee has recommended the nomination of all eight of the incumbent directors for re-election. The entire Board has approved such recommendation.

The Investment Committee membership is comprised of all of our current directors. Mr. Aldag serves as chairman of the committee. The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, developments, and leasing of healthcare facilities in which our aggregate investment will exceed $10 million.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors has approved and adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com.

Stockholder and Interested Party Communications. Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from stockholders.

The Company provides, free of charge, hard copies of our annual report, our Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines, the charters of our Ethics, Nominating and Corporate Governance, Audit, and Compensation Committees, and our Code of Ethics and Business Conduct. All of these documents are available on our website, as well, at www.medicalpropertiestrust.com.

PROPOSAL 2 — TO APPROVE THE SECOND AMENDED AND RESTATED
MEDICAL PROPERTIES TRUST, INC. 2004 EQUITY INCENTIVE PLAN

Proposal

On April 11, 2007, our Board of Directors voted to amend and restate the 2004 Equity Incentive Plan and is recommending the Restated 2004 Plan to our stockholders for approval.

There are currently 3,497,330 shares of common stock available under the 2004 Equity Incentive Plan. The Restated 2004 Plan would increase the reserved shares by 2,750,000 shares. In addition, the Restated 2004 Plan would authorize the granting of other stock-based awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of our common stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a subsidiary or operating partnership, (iii) awards valued by reference to book value, fair value or subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement, or otherwise by MPT Operating Partnership, L.P. or a subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27. These changes in the Restated 2004 Plan would allow us the flexibility to continue to grant equity awards to our employees, consultants, directors, and affiliates and allow us to take advantage of new, tax-efficient structures for incentive compensation.

The material features of the Restated 2004 Plan are:

•	In connection with the Restated 2004 Plan, 2,750,000 new shares will be authorized for issuance;

•	Any shares underlying grants under the Restated 2004 Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future are added back to the shares of common stock available for issuance under the Restated 2004 Plan;

•	We may grant non-qualified stock options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights (or “SARs”), performance share units, and other stock-based awards to our employees, consultants, directors, and affiliates, and additionally, incentive stock options may be granted to the Company’s employees;

•	Shares tendered or held back for taxes will not be added to the reserved pool under the Restated 2004 Plan;

•	The maximum number of shares of common stock which may be awarded to any one person during any one year is 1,000,000 shares; and

•	The term of the Restated 2004 Plan is now extended to March 31, 2017.

Based solely on the closing price of our common stock as reported by NYSE on March 31, 2007, the maximum aggregate market value of the additional 2,750,000 new shares of common stock that could be issued under the Restated 2004 Plan is $40,397,500. The shares we issue under the Restated 2004 Plan will be authorized but unissued shares.

To ensure that certain awards granted under the Restated 2004 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Restated 2004 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) pre-tax income, (2) funds from operation, (3) cash flow, (4) earnings per share, (5) return on equity, (6) return on invested capital or assets, (7) cost reductions or savings, (8) total return to shareholders, or (9) other identifiable and measurable performance objectives, as determined by the Compensation Committee. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle.

Reasons for Amendment

In recent years a trend has emerged among publicly traded companies, both in general and in the REIT sector, to decrease their reliance on stock options and increase their use of so-called “full value” equity awards, of which restricted stock is the principal example. Restricted stock awards typically consist of shares which vest over time if the recipient continues to be employed and/or upon the achievement of specified performance goals. Restricted stock and other full value equity awards better align the interests of executives and directors with the interests of stockholders by delivering securities representing true ownership in the Company, accompanied by the same downside risks and upside potential faced by stockholders and by the same right to receive dividends, while also minimizing dilution from the issuance of shares available under the Restated 2004 Plan.

While our Compensation Committee believes that providing employees and directors with a direct equity stake in the Company will assure their closer alignment with stockholders, stimulate their efforts on the Company’s behalf, and strengthen their desire to remain with the Company, the tax consequences to grantees of traditional restricted stock grants can be very unattractive and may severely undermine the value of a given award. Compensation experts have developed a variety of techniques for enhancing the after-tax value of equity-based awards without increasing dilution to stockholders or otherwise adversely affecting the Company’s liquidity or results of operations. Prior to the amendment and restatement of the 2004 Equity Incentive Plan, the Compensation Committee does not have the ability to take advantage of the full range of design and structuring alternatives that are becoming available. In order to be competitive and to keep pace with changes in the market and our competitors, our Board of Directors believes that the Company should have a more flexible equity plan that would allow the Compensation Committee to take advantage of innovative equity-based compensation structures that maximize the value of awards to executives and directors without adverse effects on the Company and its stockholders. Accordingly, our Board of Directors has amended and restated the 2004 Equity Incentive Plan to add more reserved shares and to allow the Compensation Committee to make equity grants in the form of other stock-based awards. If the Restated 2004 Plan is approved by our stockholders, our Compensation Committee may grant other stock-based awards in the form of partnership profits interest units in our operating partnership, MPT Operating Partnership L.P., the entity through which the Company conducts substantially all its business (“LTIP units”).

LTIP units would address a key disadvantage of restricted stock, namely that participants are generally taxed at ordinary income rates on the full market value of the shares at the time of vesting, even if they want to hold the shares after they vest. As a result, in a typical restricted stock program, participants are required to use after-tax income (often a large portion of their cash bonus) to pay taxes upon the vesting of restricted stock awards in order to continue to hold their vested stake in the company. Conversely, with LTIP units, participants would generally be taxed only when they choose to liquidate their LTIP units, not when vesting occurs. Additionally, participants liquidating their LTIP units would be taxed at capital gain rates, in contrast to restricted stock which is taxed at ordinary income rates upon vesting. LTIP units provide superior after-tax economics, increased flexibility, and more favorable treatment to recipients than so-called “restricted stock units” or other types of tax-deferred compensation programs commonly used as alternatives to restricted stock awards. In summary, through LTIP units, due to the combined effect of deferral of taxation and a lower applicable tax rate upon sale, participants would have an economic incentive to hold their incentive equity awards past the time of vesting and for the long term, which should promote equity ownership in the Company by management, and further align their interests with those of our stockholders.

Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan, thereby reducing availability for other awards on a one-for-one basis. LTIP units, whether vested or not, would receive per unit distributions designed to give participants dividend-equivalent rights based on the number of shares of common stock underlying a given number of LTIP units. Initially, LTIP units would not have full parity with common stock with respect to investment value and liquidity. Upon the occurrence of specified events, LTIP units would over time achieve full parity with common stock for all purposes, and therefore accrete to an economic value equivalent to an equal number of shares of common stock on a one-for-one basis. If such parity is reached, vested LTIP units could thereafter be converted into or exchanged for an equal number of shares of common stock at any time. However, there would be circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a participant would realize for a given number of vested LTIP units would be less than the value of an equal number of shares of common stock.

Summary of the Restated 2004 Plan

The following description of certain features of the Restated 2004 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated 2004 Plan that is attached hereto as Exhibit A.

     Administration

The Compensation Committee of the Board of Directors is authorized to administer the Restated 2004 Plan. The Compensation Committee has the power, subject to the provisions of the Restated 2004 Plan, to determine the nature and extent of the awards to be made to each participant; to determine the time when awards will be made to participants; to establish the performance goals and determine the period of time within which performance is measured with respect to performance units; to establish the various targets and bonus amounts which may be earned by certain employees; to specify the relationship between the performance goals and the targets and amounts that may be earned by certain employees; to determine the period of time during which shares of restricted stock or LTIP units are subject to restrictions; to determine the conditions for the payment of awards; and to prescribe the forms of agreements and documents evidencing the awards. The Compensation Committee, in its absolute discretion, subject to any applicable employment agreement, will determine the effect of any matter related to the termination of an employee.

     Eligibility and Limitations on Grants

Persons eligible to participate in the Restated 2004 Plan will be those full or part-time officers, employees, non-employee directors, and consultants of the Company, MPT Operating Partnership, L.P., and our subsidiaries and affiliates as selected from time to time by the Compensation Committee. Approximately 25 individuals are currently eligible to participate in the Restated 2004 Plan.

The maximum number of shares of common stock which may be awarded to any one person during any one year is 1,000,000 shares (subject to adjustment for stock splits and similar events).

     Types of Equity-Based Awards

Stock Options. The Compensation Committee may grant stock options to eligible persons under the Restated 2004 Plan. Each option granted pursuant to the Restated 2004 Plan is designated at the time of grant as either a qualified incentive option or as a non-qualified option. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities.

Restricted Common Stock. Participants’ rights with respect to grants of restricted common stock awarded under the Restated 2004 Plan are subject to transferability and forfeiture restrictions during a restricted period. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder, including the right to vote the restricted common stock and to receive dividends.

Restricted Stock Units and Deferred Stock Units. Each restricted stock unit and deferred stock unit awarded by the Compensation Committee entitles the participant to receive one share of common stock for each unit at the end of the vesting or deferral periods. A holder of restricted stock units or deferred stock units has no voting rights, right to receive cash distributions, or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units. Participants holding restricted stock units or deferred stock units are entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. The dividend equivalents are credited in the form of additional stock units.

Stock Appreciation Rights. SARs are awards that give the recipient the right to receive an amount equal to (1) the number of shares exercised under the right, multiplied by (2) the amount by which our stock price exceeds the exercise price. Payment may be in cash, in shares of our common stock with equivalent value, or in some combination, as determined by the Compensation Committee. SARs expire under the same rules that apply to stock options.

Performance Units. Holders of performance units will be entitled to receive payment in cash or shares of our common stock (or in some combination of cash and shares) if the performance goals established by the Compensation Committee are achieved or the awards otherwise vest.

Other Stock-Based Awards. We expect to make other stock-based awards in the form of LTIP units. LTIP units are a special class of partnership units in our operating partnership, MPT Operating Partnership, L.P., and provide more favorable tax treatment to the recipients. In addition to increasing the after-tax value of a given award of equity interests and, therefore, enhancing our equity-based compensation package for executives as a whole, LTIP has no adverse impact on dilution as compared to using restricted stock and does not increase the economic cost to us of equity-based compensation awards as compared to using restricted stock awards.

     Change of Control Provisions

Under the Restated 2004 Plan, if the Company experiences a change of control as defined in the Restated 2004 Plan, a participant’s then unvested options will automatically vest and be fully exercisable, unless otherwise provided in the participant’s award agreement or employment agreement, and restricted stock, restricted stock units, deferred stock units and other stock-based awards will vest and no longer be subject to forfeiture if so provided in the participant’s award agreement.

     Adjustments for Stock Dividends, Stock Splits, Etc.

The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the Restated 2004 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

     Tax Withholding

Participants in the Restated 2004 Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards.

     Amendments, Suspension and Termination

The Board or the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Restated 2004 plan, including repricing, replacing, or regranting through cancellation or by lowering the price per share of a previously granted option, will be subject to approval by our stockholders.

New Plan Benefits

Because the grant of awards under the Restated 2004 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated 2004 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated 2004 Plan, the following table provides information concerning the benefits that were received by the following persons and groups under the plan during 2006: each named executive officer, all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Restricted Stock,
	Restricted Stock Units,
	Deferred Stock Units, SARs and Performance Units
	Dollar Value
Name and Position	($)	Number (#)

Edward K. Aldag, Jr.	$812,000	70,000
Emmett E. McLean	290,000	25,000
R. Steven Hamner	319,000	27,500
William G. McKenzie	34,800	3,000
Michael G. Stewart	174,000	15,000
All current executive officers, as a group	1,629,800	140,500
All current directors who are not executive officers, as a group	213,800	20,000
All current employees who are not executive officers, as a group	—	—

As of the record date, the number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights is equal to 100,000, the weighted average exercise price of outstanding options, warrants, and rights is equal to $10.00, the weighted average term is equal to 7.8 years and the number of shares of common stock remaining available for future issuance under the 2004 Plan (prior to restatement) is equal to 3,506,330. In addition, a total of 787,224 shares of restricted stock are outstanding, of which 105,375 shares of restricted stock are subject to performance-based vesting and 681,849 shares of restricted stock are subject to time-based vesting. For purposes of the outstanding performance-based awards, the performance measures are (i) TRS performance relative to the NAREIT Equity REIT Index TRS at or above the 50th percentile, and (ii) TRS performance relative to the NAREIT Equity REIT Index TRS growth at or above the 75th percentile.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated 2004 Plan. It does not describe all federal tax consequences under the Restated 2004 Plan, nor does it describe state or local tax consequences.

Stock Options. The grant of stock options under the Plan will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction.

Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount in determining its earnings and profits and the resulting taxation of its dividends by shareholders. The optionee’s income is subject to withholding tax as wages. The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a short-term or long-term capital gain, depending on the length of the holding period. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in determining its earnings and profits and the resulting taxation of its dividends by shareholders in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Restricted Stock. An award of restricted stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions.

The Company will be entitled to a deduction in determining its earnings and profits and the resulting taxation of its dividends to shareholders for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

LTIP Units. The difference between LTIP Units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units, but can achieve such parity over time upon the occurrence of specified events. If such parity is reached, vested LTIP units become convertible into a certain number of common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock. A participant would generally be taxed at capital gains rate only when he chooses to liquidate his LTIP units, rather than at the time of vesting. The Company will not be entitled to a deduction with respect to LTIP units.

Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs, Restricted Stock Units, and Deferred Stock Units are taxed and deductible in substantially the same manner as nonqualified stock options, except to the extent Section 409A of the Internal Revenue Code applies, in which case recipients would be taxed at the time these items cease to be subject to substantial risk of forfeiture. Stock-based performance awards, dividend equivalents, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction in determining its earnings and profits and the resulting taxation of its dividends to shareholders at the time the participant recognizes income.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us in determining our earnings and profits and the resulting taxation of our dividends to shareholders, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, our deduction in determining our earnings and profits and the resulting taxation of our dividends to shareholders for certain awards under the Restated 2004 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated 2004 Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

Under our Charter and By-Laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Restated 2004 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks, and other nominees who hold shares on behalf of clients in “street name” are not permitted to vote the shares if the client does not provide instructions.

     Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED MEDICAL PROPERTIES TRUST, INC. 2004 EQUITY INCENTIVE PLAN.

     Equity Compensation Plan Information

The table below sets forth information regarding the shares of common stock to be issued upon the exercise of the outstanding options, warrants, and rights granted under our equity compensation plans and the shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2006.

Number of Securities
			Weighted-Average	Remaining
	Shares of Common Stock		Exercise Price of	Available for Future
	to be Issued upon Exercise		Outstanding	Issuance under
	of Outstanding Options,		Options, Warrants	Equity
Plan Category	Warrants and Rights		and Rights	Compensation Plans

Equity compensation plans approved by security holders	152,171	(1)	$10.00	3,631,330
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	152,171		$10.00	3,631,330

(1)	Includes 52,171 deferred stock units and stock options for 100,000 shares of common stock granted solely to the Company’s independent directors.

PROPOSAL 3 — TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

The Audit Committee of our Board of Directors has appointed KPMG LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007. During fiscal 2006 KPMG served as our independent registered public accounting firm and also provided certain tax and other audit related services. KPMG has served as our independent registered public accounting firm since shortly after our formation in 2003.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of our common stock as of March 31, 2007, unless otherwise indicated, by each director of the Company, each executive officer named in the “Summary Compensation Table” in this Proxy Statement, all directors and executive officers as a group, and each person known to management to be the beneficial owner of more than 5% of the outstanding shares of common stock.

			Percentage
	Number of Shares		of Shares
Name of Beneficial Owner	Beneficially Owned		Outstanding(1)

Directors and Executive Officers:
Edward K. Aldag, Jr.	569,022	(2)	1.15%
Emmett E. McLean	255,609	(3)	*
R. Steven Hamner	253,351	(4)	*
William G. McKenzie	153,022	(5)	*
Michael G. Stewart	95,083	(6)	*
Virginia A. Clarke	37,500	(7)	*
G. Steven Dawson	57,500	(7)	*
Robert E. Holmes, Ph.D.	37,500	(7)	*
Sherry A. Kellett	2,000		*
L. Glenn Orr, Jr.	38,300	(7)	*
All directors and executive officers as a group (10 persons)	1,498,877	(8)	3.03%
Other Stockholders:
AXA Assurances I.A.R.D. Mutuelle	2,082,196	(9)	4.21%
AXA Assurances vie Mutuelle
AXA Courtage Assurance Mutuelle 26, rue Drouot 75009 Paris, France
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,334,034	(10)	4.72%

*	Less than 1% of the outstanding shares of common stock.

(1)	Based on 49,422,464 shares of common stock outstanding as of March 31, 2007. Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 31, 2007 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	Includes 175,405 shares of unvested restricted common stock. Of the shares held, 80,000 shares are pledged as security. Does not include 50,000 shares of restricted stock granted as long term incentive compensation on March 8, 2007. Subject to stockholder approval of the Restated 2004 Plan, some or all of the award may be issued in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. The award is set forth on page 23 of this Proxy Statement.

(3)	Includes 82,502 shares of restricted common stock. Does not include 22,500 shares of restricted stock granted as long term incentive compensation on March 8, 2007. Subject to stockholder approval of the Restated 2004 Plan, some or all of the award may be issued in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. The award is set forth on page 23 of this Proxy Statement.

(4)	Includes 98,800 shares of unvested common stock. Does not include 25,000 shares of restricted stock granted as long term incentive compensation on March 8, 2007. Subject to stockholder approval of the Restated 2004 Plan, some or all of the award may be issued in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. The award is set forth on page 23 of this Proxy Statement.

(5)	Includes 29,020 shares of unvested restricted common stock. All shares are held in an account of margin privileges. Does not include 15,000 shares of restricted stock granted as long term incentive compensation on March 8, 2007. Subject to stockholder approval of the Restated 2004 Plan, some or all of the award may be issued in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. The award is set forth on page 23 of this Proxy Statement.

(6)	Includes 46,369 shares of unvested restricted common stock. Does not include 12,500 shares of restricted stock granted as long term incentive compensation on March 8, 2007. Subject to stockholder approval of the Restated 2004 Plan, some or all of the award may be issued in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. The award is set forth on page 23 of this Proxy Statement.

(7)	Includes 20,000 shares of common stock issuable upon exercise of a vested stock option and 8,752 shares of unvested restricted common stock. In addition, all shares held by Mr. Dawson are held in an account of margin privileges.

(8)	See notes (1) - (7) above.

(9)	Based on a Schedule 13G filed February 13, 2007. Includes shares of common stock held by AXA Konzern AG (German), AXA Rosenberg Investment Management LLC and AllianceBernstein L.P. AllianceBernstein L.P. is a subsidiary of AXA Financial, Inc. AXA Financial, Inc. is owned by AXA, which also holds AXA Konzern AG (German) and AXA Rosenberg Investment Management LLC. AXA is controlled by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances vie Mutuelle and AXA Courtage Assurance Mutuelle as a group. AXA Konzern AG (German) and AXA Rosenberg Investment Management LLC direct the voting of 2,200 shares and 1,057,426 shares, respectively, or 0.00% and 2.14% respectively, of the shares outstanding of the Company.

(10)	Based on a Schedule 13G filed February 14, 2007. Includes shares of common stock held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. Vanguard Fiduciary Trust Company directs the voting of 72,764 shares, or 0.15% of the shares outstanding of the Company, of which it is the beneficial owner as a result of its serving as investment manager of collective trust accounts.

     Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of our equity securities file with the SEC initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. Based solely on a review of the reports furnished to us with respect to fiscal year 2006, we believe that all SEC filing requirements applicable to our directors and executive officers were satisfied.

INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected KPMG LLP as the independent auditor to perform the audit of our consolidated financial statements for 2007. KPMG has audited our consolidated financial statements since 2003. KPMG is a registered independent public accounting firm.

Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining KPMG to audit our consolidated financial statements for 2006, the Audit Committee retained KPMG to provide other auditing services in 2006. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of our financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2006 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee.

The table below sets forth the aggregate fees billed by KPMG for audit and non-audit services for the 2006 and 2005 financial statements.

Fees	2006	2005

Audit Fees	$410,513	$248,457
Audit-Related Fees	-0-	-0-
Tax Fees	48,740	66,442
All Other Fees	-0-	-0-

Total	$459,253	$314,899

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

     Audit Committee Report

The audit committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors (a copy of which is available on our web site). The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. KPMG LLP, our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of the Board of Directors is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2006. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2006, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, and 90, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89, and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.

In addition, the Audit Committee obtained from KPMG a formal written statement, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” describing all relationships between KPMG and the Company that might bear on KPMG’s independence, discussed with KPMG any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering KPMG’s independence, the committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements and reviews of the Company’s consolidated financial statements, including in the Quarterly Reports on Form 10-Q, were compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG. The Audit Committee met seven times in 2006.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is, in fact, independent.

Based on the Audit Committee’s review and the meetings described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements as of and for the year ended December 31, 2006 be included in our 2006 Annual Report on Form 10-K.

The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

G. Steven Dawson (Chairman)
Sherry A. Kellett
L. Glenn Orr, Jr.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

     Executive Officers and Other Senior Management

For information regarding Mr. Aldag, Mr. Hamner and Mr. McKenzie, please see “Proposal 1 — Election of Directors” above.

Emmett E. McLean. Emmett E. McLean, age 51, is one of our founders and has served as our Executive Vice President, Chief Operating Officer and Treasurer since September 2003. Mr. McLean has served as Assistant Secretary since April 2004. In August and September 2004, Mr. McLean also served as our Chief Financial Officer. Mr. McLean was one of our directors from September 2003 until April 2004. From June to September, 2003, Mr. McLean served as Executive Vice President, Chief Financial Officer, and Treasurer and board member of our predecessor. From 2000 to 2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1995 to 2000, Mr. McLean served as Senior Vice President — Development, Secretary, Treasurer and a board member of PsychPartners, L.L.C., a healthcare services and practice management company. Prior to 1992, Mr. McLean worked in the investment banking field. Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina.

Michael G. Stewart. Michael G. Stewart, age 51, has served as our General Counsel since October 2004 and as our Executive Vice President and Secretary since January 2005. Prior to October 2004, Mr. Stewart worked as a private investor, healthcare consultant, and novelist. He advised physician and surgery groups on emerging healthcare issues for four years before publishing four novels during a five-year period. From 1993 until 1995, he served as Vice President and General Counsel of Complete Health Services, Inc., a managed care company, and its successor corporation, United Healthcare of the South, a division of United Healthcare, Inc. Mr. Stewart was engaged in the private practice of law between 1988 and 1993. Mr. Stewart holds a J.D. degree from Cumberland School of Law of Samford University and a B.S. in Business Administration from Auburn University.

     Compensation Discussion and Analysis

Objectives of Executive Compensation. The primary objective of our executive compensation program is to align the interests of management with the interests of our stockholders. The executive compensation program is also intended (i) to motivate the performance of management with clearly-defined goals and measures of achievement, (ii) to attract, retain, and reward experienced, highly-motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, and (iii) to create a clear line-of-sight so that our employees are directly rewarded for the performance of the business over which they have the greatest impact.

Total Compensation Package. We utilize a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers are eligible to receive a combination of annual base salary, annual incentive bonuses, and annual restricted stock and option grants under our Amended and Restated 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”).

The Compensation Committee’s guiding principle is that the compensation of our officers should be set so that, if the Company continues to perform at its current level, the average total compensation (including the value of restricted shares and stock options) of officers is, in general, at approximately the 75th percentile of compensation paid to comparable officers at REITs that are approximately similar in size to the Company. In 2007, the Compensation Committee engaged the services of SMG Advisory Group LLC, a nationally recognized compensation consulting firm specializing in the real estate industry. We did not have any prior relationship with SMG. The Compensation Committee directed SMG to, among other things, (1) review and assist the Compensation Committee in evaluating the Compensation Committee’s current compensation philosophy for our executive officers, including the portion of total compensation that is awarded in the form of salary, bonus and equity based compensation, (2) provide market analysis of competitive pay practices and the adequacy and appropriateness of current compensation arrangements, (3) assist the Company in identifying the relevant peer group(s) for such comparative purposes, (4) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deems advisable, and (5) assist the Compensation Committee in setting executive compensation including the portion of total compensation that is awarded in the form of salary, bonus and equity-based compensation. The compensation review by SMG compared our executive pay practices against a peer group of the following REITs (the “Peer Group”)1:

Alexandria Real Estate Equities, Inc.

American Financial Realty Trust

BioMed Realty Trust

Colonial Properties Trust

Corporate Office Properties Trust Inc.

Digital Realty Trust, Inc.

First Potomac Realty Trust

1 For Mr. McKenzie, the Vice Chairman of the Company, we used for comparison the following REITs with an executive that serves solely as the chairperson or vice chairman: Digital Realty Trust, Inc., Felcor Lodging Trust Incorporated, Glimcher Realty Trust, Host Hotels & Resorts, Inc., Kite Realty Group Trust, Maguire Properties, Inc., Shurgard Storage Centers, Inc., Trizec Properties, Inc., W.P. Carey & Co. LLC and Weingarten Realty Investors.

Government Properties Trust, Inc.

Health Care REIT, Inc.

Healthcare Realty Trust

Kite Realty Group Trust

LTC Properties, Inc.

Nationwide Health Properties, Inc.

Omega Healthcare Investors, Inc.

Parkway Properties, Inc.

Republic Property Trust

Ventas, Inc.

Washington Real Estate Investment Trust

Windrose Medical Properties Trust

Our current level of performance is consistent with our strategic business objectives of providing shareholder returns that exceed our peers, developing properties at above average yields, and achieving strong penetration in our chosen markets. Our total compensation is generally targeted at the 75th percentile to match the level of performance that we expect to achieve relative to our peer group and, in concert with our pay-for-performance model, is designed to attract and retain the best talent. In some cases the actual target for a particular officer could be more or less than the 75th percentile based on his individual performance, experience, tenure, or compensation relative to other officers. In order to set the appropriate level of compensation in accordance with this principle, the Compensation Committee has reviewed market compensation data provided by SMG Advisory Group, LLC, a nationally recognized compensation consulting firm specializing in the real estate industry.

The methodology that the Compensation Committee used in setting target compensation for 2007 was similar to what was done in 2006, which includes an analysis of the market data from similar-sized REITs, a review of performance goals, and a comparison of internal officer compensation.

Our compensation at the senior executive levels is established to ensure that our top officers’ rewards are most focused on long-term goals, objectives, and achievements. The proportion of compensation for senior level officers is more heavily weighted in long-term equity. In accordance with SEC rules, the five named executive officers were identified based upon title (for CEO and CFO) and total compensation (as calculated in accordance with the “Summary Compensation Table”) of officers who are in charge of a principal function.

Base Salary. The Compensation Committee establishes the base salary levels on the basis of assigned responsibilities, executive’s performance and the performance of the Company as a whole. Base salary levels are reviewed annually to better align the Company with its peer group and any increases are also contingent upon the success of the executive in developing and executing the Company’s strategic plan and the success in exercising leadership and creating stockholder value, with a minimum increase equal to the increase of the Consumer Price Index. The base salary paid to each of the named executive officers in 2006 is set forth in the “Summary Compensation Table” on page 25 of this Proxy Statement. For 2007, the Compensation Committee has determined that the following base salaries will be paid:

Mr. Aldag	$485,000
Mr. McLean	$330,000
Mr. Hamner	$330,000
Mr. Stewart	$275,000
Mr. McKenzie	$191,000

Cash Bonus. Under our corporate bonus program, the Compensation Committee may award annual incentive cash bonuses to officers based on individual and corporate performance. The Compensation Committee historically determines the target bonus to which each executive will be entitled contingent on corporate performance as measured by funds from operations (“FFO”), FFO Multiple, and Investments.

A bonus deferral option plan was established by the Compensation Committee for 2005, whereby each executive could elect to receive restricted common stock at a 26% discount to the market value in lieu of some or all of the annual incentive bonus. Restricted stock granted pursuant to the bonus deferral plan vests in three years, at the rate of 25% on the date of grant, and 37.5% on January 1 in each of the following two years. Shares of restricted stock granted under the bonus deferral option plan are equivalent to 135% of the amount of cash bonus which the executive would otherwise receive. The price per share is based on the average market price per share on the date of approval of the bonuses by the Compensation Committee. Subject to limited exceptions, if the executive’s employment with the Company is terminated, the unvested portion of any restricted stock received pursuant to the bonus deferral plan would be forfeited.

For 2006, the Company’s actual one-year FFO growth from 2005 to 2006 and its estimated two-year FFO growth from 2005 to 2007 outperformed the Peer Group, ranking it at the 89th percentile, or 3rd out of the 20 company Peer Group, over both time periods.

The actual cash bonus paid in 2007 with respect to performance in 2006 for each of the named executive officers is included in the “Summary Compensation Table” on page 25 of this Proxy Statement, under “Non-Equity Incentive Plan Compensation.”

The actual cash bonus paid with respect to performance in 2006 was in large part in consideration of the Company’s superior FFO growth performance. Cash bonuses payable with respect to performance in 2007 are expected to be based on the same types of criteria. In addition, the actual cash bonus for 2006 was determined taking into account the fact that the 2006 base salaries of the Company’s executives are generally below their peer group averages and that the desired 2006 compensation levels of the Company’s executives with respect to their peers need to be met through the year-end bonuses and restricted stock awards. The Compensation Committee also considered total return to shareholders (“TRS”) in determining cash bonuses payable for 2006 performance. During 2006, the Company ranked first among all healthcare REITs and second among all equity REITs in TRS.

Long-Term Incentive Awards. The Company may grant long-term, equity-based incentive awards to its executive officers under the Equity Incentive Plan. Under the Equity Incentive Plan, which is administered by the Compensation Committee, the Company may grant long-term, equity-based awards in the form of incentive stock options, nonqualified stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights, and performance share units. Based on an assessment of competitive factors and performance, the Compensation Committee determines an award that is sufficient to both properly reward, and provide future incentive for, each executive officer. The Compensation Committee intends to closely align the interests of the executive officers with those of the stockholders generally by making incentive awards in the form of restricted stock. Restricted stock granted under the Equity Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of our common stock. To encourage retention, restricted stock awards will generally vest over periods of three to five years, valued at the average price per share of common stock on the date of grant.

For 2006, the Compensation Committee considered the Company’s TRS performance, both in the absolute terms and relative to the Peer Group since the completion of its initial public offering in July 2005, FFO growth performance as already discussed under “Cash Bonus,” the effectiveness of management, and progress on various corporate initiatives. During 2006, the Company’s TRS performance ranked 1st in the Peer Group, generating a TRS of 69.37%. This 69.37% TRS performance created approximately $260 million of value for the Company’s stockholders. In addition, the restricted stock awards with respect to performance in 2006 were determined taking into account the fact that the 2006 base salaries of the Company’s executives are generally below their peer group averages and that the desired 2006 compensation levels of the Company’s executives with respect to their peers need to be met through the year-end bonuses and restricted stock awards.

Based on the achievement levels of the above, the actual numbers of shares of restricted stock granted to the named executive officers in 2007, with respect to performance in 2006, are set forth in the table below. Please note that the dollar value for long-term incentive awards included in the “Summary Compensation Table” under the “Stock Awards” and “Option Awards” columns represent the financial statement (GAAP) expense that the Company recognized in 2006, based on specific accounting standards, while the “Grants of Plan-Based Awards Table” sets out under “All Other Stock Awards,” the number of shares of restricted stock granted to the named executive officers on March 2, 2006, with respect to performance in 2005. The following table sets out the number of shares of restricted stock granted to the named executive officers on March 8, 2007, with respect to performance in 2006.

Number of Shares
Named Executive Officer	of Restricted Stock(1)

Mr. Aldag	50,000
Mr. McLean	22,500
Mr. Hamner	25,000
Mr. Stewart	12,500
Mr. McKenzie	15,000

(1)	The shares of restricted stock set forth in this column were granted on March 8, 2007. The shares will vest ratably over a period of five years beginning on July 1, 2007, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability, or retirement, or upon a change in control of the Company (as defined in the Equity Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on all vested and non-vested shares at the same rate as dividends paid on all outstanding shares of the Company’s common stock. Subject to stockholder approval of the Restated 2004 Plan, some or all restricted stock awards may be granted in the form of LTIP units. Each LTIP unit would be deemed equivalent to one share of the Company’s common stock under the Restated 2004 Plan. See Proposal 2 on page 9).

For awards to be granted in 2008 with respect to performance in 2007, the Compensation Committee has approved on March 8, 2007 the general terms of a multi-year incentive program (the “2007 Program”) to be administered under the Company’s existing equity compensation plan. The 2007 Program is designed to motivate, retain, and reward the Company’s senior executive officers based on the achievement of key business objectives while maintaining alignment of their interests with those of the Company’s stockholders. The 2007 Program is intended to replace the Company’s existing long-term incentive compensation program for senior officers, although awards previously granted under existing plans will remain outstanding.

The 2007 Program will consist of three basic components: time-based restricted stock awards, core performance restricted stock awards, and superior performance awards. Time-based awards would vest ratably over a seven-year period. Core performance awards would vest over a seven-year period based on the Company’s achieving specific total return benchmarks. Cash dividends would be paid on all award shares, including unvested portions, and non-cash dividends would be subject to vesting.

Superior performance awards, which are intended to encourage management to create stockholder value in excess of industry expectations in a “pay for performance” structure, would be in the form of stock units that are convertible into shares of the Company’s common stock. The number of shares of common stock for which the units could be converted would be based on a sliding scale that references the Company’s total return to shareholders over the four-year period commencing on the date of grant, with a conversion rate beginning at 1:1, subject to achieving a specified minimum return to shareholders, and a maximum conversion rate of 1:3, subject to achieving a specified “outperform” return to shareholders. One-third of the superior performance units would vest on the fourth anniversary of grant and an additional third would vest on each of the succeeding two anniversaries, based on continued employment. Beginning at the end of the four-year measurement period, cash dividends would accrue on all award units, including unvested portions.

The Compensation Committee has also determined to consider whether some or all awards under the 2007 Program may be granted in the form of operating partnership profits interest units of MPT Operating Partnership, L.P., the entity through which the Company conducts substantially all of its business. Subject to vesting and the other terms of the applicable award, these profits interest units would be exchangeable for shares of the Company’s common stock or cash, at the Company’s election. Distributions on the profits interest units would equal the dividends paid on the Company’s common stock on a per unit basis, subject to the terms of the applicable award.

All determinations, interpretations, and assumptions relating to the vesting and calculation of awards under the 2007 Program would be made by the Compensation Committee. In the event of a change in control of the Company during the vesting period, grants that are subject to time-based vesting would become fully vested and grants that are subject to performance-based vesting would become fully vested if performance hurdles, as prorated for the shortened performance period, are met.

The Compensation Committee is in the process of finalizing the 2007 Program documentation. Accordingly, the definitive plan and award documentation may contain material terms in addition to, or different from, the terms described above.

Other Benefits. We maintain a 401(K) Retirement Savings plan and annually match 100% of the first three percent (3%) of pay contributed, plus fifty percent (50%) of the next two percent (2%) of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical and dental plans, a portion of the cost of which is paid by the employee. Messrs. Aldag, McLean, Hamner, Stewart, and McKenzie each have employment agreements with the Company pursuant to which certain other benefits are provided to them. The terms of each of such employment agreements is described in “Potential Payments Upon Termination or Change-in-Control” below.

Practices with regard to dates and pricing of stock and option grants. The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to each officer and grants such awards. The date of the award is the date of the regularly-scheduled February meeting of the Compensation Committee at which the Compensation Committee votes to approve the option or the restricted share amount. The exercise price of each option granted is the closing price of our common stock on such date of grant.

In all cases, our options are dated (i) on the date of a regularly-scheduled Compensation Committee meeting at which the option amount is approved, (ii) on the date of a new hire’s start with the Company as approved by the Chairman/CEO in advance of the start date, or (iii) on the date of a terminated senior executive’s departure from the Company as set out in formal terms approved in advance. Option exercise prices are determined by the NYSE closing price of our common stock on such date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our common stock.

Section 162(m). The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company’s tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary, and has been approved by the Company’s stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis on page 20 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
* * *
L. Glenn Orr, Jr. (Chairman)
Robert E. Holmes, Ph.D.
Virginia A. Clarke

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth the compensation paid for 2006 to the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, and each of the three other named executive officers.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Restricted		Incentive Plan	Compensation	All Other		Total
Name and principal positions	Year	Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation		Compensation

Edward K. Aldag, Jr.	2006	$385,000	$780,000	828,001	$-0-	$-0-	$-0-	$57,984	(1)	$1,993,001
Chairman of the Board, Chief Executive Officer and President
Emmett E. McLean	2006	275,000	362,500	467,589	-0-	-0-	-0-	$28,020	(2)	1,105,089
Executive Vice President, Chief Operating Officer, Treasurer and Assistant Secretary
R. Steven Hamner	2006	275,000	507,500	559,015	-0-	-0-	-0-	$25,635	(3)	1,341,515
Director, Executive Vice President and Chief Financial Officer
William G. McKenzie	2006	191,000	100,000	181,034	-0-	-0-	-0-	-0-		472,034
Vice Chairman of the Board
Michael G. Stewart	2006	260,000	312,500	303,989	-0-	-0-	-0-	$9,000	(4)	876,489
Executive Vice President, General Counsel and Secretary

(1)	Represents a $12,000 automobile allowance, $24,100 for the cost of tax preparation and financial planning services, $3,479 for the cost of disability insurance, and $18,406 for the cost of life insurance and includes $17,831 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(2)	Represents a $9,000 automobile allowance, $4,005 for the cost of tax preparation and financial planning services, $374 for the cost of disability insurance, and $14,641 for the cost of life insurance and includes $7,822 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(3)	Represents a $9,000 automobile allowance, $1,296 for the cost of disability insurance, and $15,399 for the cost of life insurance and includes $6,435 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(4)	Represents a $9,000 automobile allowance.

Grants of Plan-Based Awards Table. We have provided the following Grants of Plan-Based Awards Table to provide additional information about stock awards granted to our named executive officers during the year ended December 31, 2006.

										All Other Option
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			All Other Stock		Awards: Number	Exercise or Base	Grant Date Fair
		Equity Incentive Plan Awards			Incentive Plan Awards (4)(5)			Awards: Number of		of Securities	Price of Option	Value of Stock
	Grant Date	Threshold	Target ($)	Maximum	Threshold	Target	Maximum	Shares of Stock or		Underlying	Awards ($/sh)	and Option
Name (a)	(b)	($)(c)	(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	Units (#)(i)		Options (#)(j)	(k)(6)	Awards

Edward K. Aldag, Jr.	5/24/2006				17,500	43,500	70,000					$812,000
Emmett E. McLean	3/2/2006							31,587	(1)			$311,448
	5/24/2006				6,250	15,625	25,000					$290,000
R. Steven Hamner	3/2/2006							26,829	(2)			$264,534
	5/24/2006				6,875	17,188	27,500					$319,000
William G. McKenzie	5/24/2006				750	1,875	3,000					$34,800
Michael G. Stewart	3/2/2006							30,083	(3)			$296,618
	5/24/2006				3,750	9,375	15,000					$174,000

(1)	Mr. McLean elected to accept $232,339 of his $232,339 bonus for 2005 by electing to receive 31,587 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).

(2)	Mr. Hamner elected to accept $197,339 of his $232,339 bonus for 2005 by electing to receive 26,829 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).

(3)	Mr. Stewart elected to accept $221,275 of his $221,275 bonus for 2005 by electing to receive 30,083 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).

(4)	The awards made in 2006 contain three vesting features: 25% of the award vests annually in five equal installments beginning February 18, 2007. Of the remaining award, 37.5% will vest if the Company achieves Total Shareholder Return over a three, four or five year period equal to or greater than the 50th percentile of its peer group. The remaining 37.5% will vest if the Company achieves Total Shareholder Return over a three, four or five year period equal to or greater than the 75th percentile of its peer group.

(5)	Represent awards of restricted common stock which vest at no cost if the participant provides the requisite service or achieves the defined performance targets.

Outstanding Equity Awards at December 31, 2006. The table below shows the outstanding equity awards held by our named executive officers as of December 31, 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End Table

										Equity
								Equity		Incentive Plan
			Equity Incentive					Incentive Plan		Awards:
			Plan Awards:					Awards:		Market or
		Number of	Number of			Number of	Market Value	Number of		payout value
	Number of	Securities	Securities			Shares or	of Shares or	Unearned		of Unearned
	Securities	Underlying	Underlying			Units of	Units of	Shares, Units		Shares, Units
	Underlying	Unexercised	Unexercised			Stock Held	Stock Held	or Other		or Other
	Unexercised	Options (#)	Unearned	Option	Option	That Have	That Have	Rights that		Rights That
	Options (#)	Unexercisable	Options	Exercise	Expiration	Not Vested	Not Vested	Have Not		Have Not
Name (a)	Exercisable(b)	(c)	(#)(d)	Price ($)(e)	Date(f)	(#)(g)	(#)(h)	Vested (#)(i)		Vested ($)(j)

Edward K. Aldag, Jr.	—	—	—	—	—	—	—	197,055	(1)	$3,014,942
Emmett E. McLean	—	—	—	—	—	—	—	103,415	(2)	$1,582,250
R. Steven Hamner	—	—	—	—	—	—	—	120,670	(3)	$1,846,251
William G. McKenzie	—	—	—	—	—	—	—	33,532	(4)	$513,040
Michael G. Stewart	—	—	—	—	—	—	—	66,732	(5)	$1,021,000

(1)	127,055 shares vest in equal quarterly installments from January 1, 2007 through April 1, 2008. 17,500 shares vest in annual installments from February 14, 2001 through February 14, 2007. 52,500 shares vest subject to performance criteria over the period 2009 — 2011.

(2)	54,725 shares vest in equal quarterly installments from January 1, 2007 through April 1, 2008. 6,250 shares vest in annual installments from February 14, 2001 through February 14, 2007. 23,690 shares vest in equal annual installments on January 1, 2007 and January 1, 2008. 18,750 shares vest subject to performance criteria over the period 2009 — 2011.

(3)	73,048 shares vest in equal quarterly installments from January 1, 2007 through April 1, 2008. 6,875 shares vest in annual installments from February 14, 2001 through February 14, 2007. 20,122 shares vest in equal annual installments on January 1, 2007 and January 1, 2008. 20,625 shares vest subject to performance criteria over the period 2009 — 2011.

(4)	30,532 shares vest in equal quarterly installments from January 1, 2007 through April 1, 2008. 750 shares vest in annual installments from February 14, 2001 through February 14, 2007. 2,250 shares vest subject to performance criteria over the period 2009 — 2011.

(5)	29,170 shares vest in equal quarterly installments from January 1, 2007 through April 1, 2008. 3,750 shares vest in annual installments from February 14, 2001 through February 14, 2007. 22,562 shares vest in equal annual installments on January 1, 2007 and January 1, 2008. 11,250 shares vest subject to performance criteria over the period 2009 — 2011.

Option Exercises and Stock Vested Table. The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our named executive officers in 2006 and the aggregate number of shares of common stock that vested in 2006. The value realized on exercise is the product of (1) the faire market value of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (1) the fair market value of a share of common stock on the vesting date, multiplied by (2) the number of shares vesting.

Option Exercises and Stock Vested Table

	Options Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting (#)	Value Realized Upon
Name (a)	Exercise (#)(b)	Exercise ($)(c)	(d)	Vesting ($)(e)

Edward K. Aldag, Jr.	—	—	72,600	$817,658
Emmett E. McLean	—	—	39,169	$430,065
R. Steven Hamner	—	—	48,443	$536,183
William G. McKenzie	—	—	17,448	$196,508
Michael G. Stewart	—	—	24,185	$261,835

Potential Payments upon Termination or Change in Control. We have employment agreements with each of the named executive officers. These employment agreements provide the following annual base salaries in 2006: Edward K. Aldag, Jr., $485,000; Emmett E. McLean, $330,000; R. Steven Hamner, $330,000; Michael G. Stewart, $275,000; and William G. McKenzie, $191,000. On each January 1 hereafter, each of the executive officers is to receive a minimum increase in his base salary equal to the increase in the Consumer Price Index. These agreements provide that the executive officers, other than Mr. McKenzie, agree to devote substantially all of their business time to our operation. The employment agreement for each of the named executive officers is for a three-year term which is automatically extended at the end of each year within such term for an additional one year period, unless either party gives notice of non-renewal as provided in the agreement.

These employment agreements permit us to terminate each executive’s employment with appropriate notice for or without “cause,” which includes (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and also exclusive of a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the executive on a per se basis due to the Company offices held by the executive, so long as any act or omission of the executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to materially perform or materially adhere to explicitly stated duties that are consistent with the terms of his employment agreement, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of his employment agreement), which, in any such case, continues for thirty (30) days after written notice from the Board to the executive, or (iv) gross negligence or willful misconduct in the material performance of the executive’s duties.

Each of the named executive officers has the right under his employment agreement to resign for “good reason,” which includes (i) the employment agreement is not automatically renewed by the Company; (ii) the termination of certain incentive compensation programs; (iii) the termination or diminution of certain employee benefit plans, programs, or material fringe benefits (other than for Mr. McKenzie); (iv) the relocation of our principal office outside of a 100 mile radius of Birmingham, Alabama (in the case of Mr. Aldag); or (v) our breach of the employment agreement which continues uncured for 30 days. In addition, in the case of Mr. Aldag, the following constitute good reason: (i) his removal from the Board of Directors without cause or his failure to be nominated or elected to the Board of Directors; or (ii) any material reduction in duties, responsibilities, or reporting requirements, or the assignment of any duties, responsibilities, or reporting requirements that are inconsistent with his positions with us.

The executive employment agreements provide a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. McLean, Hamner, and Stewart. Messrs. Aldag, McLean, Hamner, and Stewart are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. McLean, Hamner, and Stewart. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. In addition, the employment agreements provide for annual paid vacation of six weeks for Mr. Aldag and four weeks for Messrs. McLean, Hamner, and Stewart and various other customary benefits. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the Consumer Price Index for such year, and that Messrs. McLean, Hamner, and Stewart will receive up to $10,000 per year in reimbursement for life insurance premiums which amount is to increase annually based on the increase in the Consumer Price Index for such year. We also reimburse each executive for the income tax he incurs on the receipt of these premium reimbursements. Messrs. Aldag, McLean, Hamner, and Stewart are also reimbursed for the cost of their disability insurance premiums.

The employment agreements referred to above provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage, and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.

If the named executive officer’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined, and other existing obligations. In addition, if we terminate the named executive officer’s employment without cause or if any of them terminates his employment for good reason, we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) other than for Mr. McKenzie, the cost of the executive’s continued participation in the company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (or for a five-year period in the case of Mr. Aldag); and (iii) certain other benefits as provided for in the employment agreement. Additionally, in the event of a termination by us for any reason other than cause or by the executive for good reason, all of the options and restricted stock granted to the executive will become fully vested, and the executive will have whatever period remains under the options in which to exercise all vested options.

In the event of a termination of the employment of our executives as a result of death, then, in addition to the accrued salary, bonus, and incentive payments due to them, they shall become fully vested in their options and restricted stock, and their respective beneficiaries will have whatever period remains under the options to exercise such options. In addition, the executives would be entitled to their prorated incentive bonuses.

In the event the employment of our executives ends as a result of a termination by us for cause or by the executives without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise their vested stock options pursuant to the terms of the grant, but all other unvested options and restricted stock would be forfeited.

Upon a change of control, the named executive officers will become fully vested in their options and restricted stock and will have whatever period remains under the option in which to exercise their options. In addition, if any executive’s employment is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve month period during his tenure multiplied by three.

If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives under these employment agreements has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us.

The employment agreements provide that these named executive officers are eligible to participate in our equity incentive plan. The employment agreements also provide that the named executive officers are eligible to receive annual cash bonuses based on the bonus policy adopted by the Compensation Committee.

The following table shows potential payments and benefits that will be provided to our named executive officers upon the occurrence of certain termination triggering events.

Potential Payments upon Termination or Change-in-Control

			Involuntary — Not for
			Cause; Executive for
			Good Reason;	Termination for Cause;
Name (a)	Death	Change in Control	Permanent Disability	Executive without Good Reason

Edward K. Aldag, Jr.	$3,854,942	$8,513,192	$8,673,192	$780,000
Emmett E. McLean	$1,980,750	$3,857,250	$3,680,589	$362,500
R. Steven Hamner	$2,389,751	$4,701,251	$4,234,590	$507,500
William G. McKenzie	$613,040	$1,663,040	$1,623,540	$100,000
Michael G. Stewart	$1,419,500	$3,101,000	$2,988,275	$362,500

Compensation of Directors

As compensation for serving on our Board, each independent director received an annual fee of $25,000, plus $1,000 for each Board of Directors meeting and each committee meeting attended as a member. Independent committee chairmen receive an additional $5,000 per year, except for the Audit Committee chairman who receives an additional $10,000 per year. We also reimburse our directors for reasonable expenses incurred in attending these meetings. At each annual stockholders meeting following the election of an independent director, that director will receive 5,000 shares of our common stock, restricted as to transfer for three years, or a comparable number of deferred stock units. Our Compensation Committee may change the compensation of our independent directors in its discretion. In 2007, the Compensation Committee engaged SMG Advisory Group LLC, an independent compensation consultant, to assist it in conducting a competitive review of the Company’s non-employee director compensation program. More specifically, SMG reviewed (1) how the use of each component of total compensation (e.g., cash retainers, meeting fees, and equity awards) compared to market practice, and (2) how the total compensation for Board and committee members compared to market practice. SMG’s report presented data comparing our director compensation to market levels using a group of 123 REITs. Taking into consideration all of SMG’s findings and recommendations, the Compensation Committee increased the annual fee for independent directors to $30,000 starting in 2007.

Directors who are also officers or employees receive no additional compensation for their service as directors.

Upon joining our Board of Directors, each of our current independent directors (other than Ms. Kellett) received a non-qualified option to purchase 20,000 shares of our common stock with an exercise price of $10.00 per share. One-third of these options vested upon grant. One-half of the remaining options have vested on each of the first and second anniversaries of the date of the grant. In addition to these options to purchase stock, Mr. Orr and Ms. Clarke were awarded 2,500 deferred stock units, which represent the right to receive 2,500 shares of common stock at no cost in March 2008. Each director (other than Ms. Kellett) also received a grant of 17,500 shares of restricted common stock and a grant of 2,000 deferred stock units. The deferred stock units represent the right for each of the directors to receive 2,000 shares of common stock in October 2008. The restricted shares vest over three years in equal quarterly amounts beginning October 1, 2005. Ms. Kellett joined our Board on February 15, 2007.

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2006.

Compensation of Directors

						Change in Pension
	Fees earned			Option	Non-Equity	Value and Nonqualified	All Other
	or paid in	Stock Awards ($)		Awards	Incentive Plan	Deferred Compensation	Compensation
Name (a)	cash ($)(b)	(c )		($)(d)	Compensation	Earnings (f)	($)	Total ($)

Steve Dawson	$61,000	$111,783	(1)	—	—	—	—	$172,783
Robert Holmes	$40,000	$111,783	(1)	—	—	—	—	$151,783
Virginia Clarke	$38,000	$111,783	(1)	—	—	—	—	$149,783
Sherry A. Kellett	$—	$—		—	—	—	—	$0
Brian Goolsby	$43,000	$111,783	(1)	—	—	—	—	$154,783
Glenn Orr	$53,000	$111,783	(1)	—	—	—	—	$164,783

(1)	Includes the receipt of 5,000 deferred stock units valued at $53,450 awarded in 2006.

Outstanding Share Awards at December 31, 2006

	Unvested
	Stock	Stock Options	Deferred Stock Units

Steve Dawson	10,210	20,000	10,471
Robert Holmes	10,210	20,000	10,471
Virginia Clarke	10,210	20,000	10,022
Sherry A. Kellett	0	0	0
Brian Goolsby	10,210	20,000	10,022
Glenn Orr	10,210	20,000	10,022

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2006 is or was an officer or employee. In addition, no executive officer served during 2006 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed to be not material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE rules.

OTHER MATTERS

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted in accordance with their best judgment.

ADDITIONAL INFORMATION

     Solicitation of Proxies

We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.

     Stockholder Proposals for Inclusion in Proxy Statement for 2008 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2008 annual meeting of stockholders, a stockholder proposal must be received by us no later than the close of business on December 18, 2007. Stockholder proposals must be sent to Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

     Other Stockholder Proposals

Our Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of 60 days prior to such annual meeting and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Amended and Restated Bylaws. Stockholders may obtain a copy of our Amended and Restated Bylaws by writing to our Secretary at the address shown above.

     Stockholder Nominations of Directors

Our Amended and Restated Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give us written notice, within the same time period described above for a stockholder who desires to bring business before a meeting. Notice of a nomination must be delivered to, or mailed and received at, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Secretary. As set forth in Section 2.03 of our Amended and Restated Bylaws, the notice must set forth certain information as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice.

     Annual Report

Our annual report for the fiscal year ended December 31, 2006 will be mailed to stockholders of record on or about April 17, 2007. Stockholders wishing to receive a separate copy of the 2006 Annual Report and this Proxy Statement may write or call us at: Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, AL 35242 Attention: Investor Relations (205-969-3755).

If any person who was a beneficial owner of our common stock on the record date for the Annual Meeting of Stockholders desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of Medical Properties Trust, Inc. at such date. Requests should be directed to: Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, AL 35242 Attention: Investor Relations.

By Order of the Board of Directors,

Michael G. Stewart
Secretary

Birmingham, Alabama
April 17, 2007

Exhibit A

SECOND AMENDED AND RESTATED
MEDICAL PROPERTIES TRUST, INC.

2004 Equity Incentive Plan

i

ii

SECOND AMENDED AND RESTATED
MEDICAL PROPERTIES TRUST, INC.
2004 Equity Incentive Plan

Medical Properties Trust, Inc., a Maryland corporation (the “Company”), has established the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Plan”), for the benefit of Employees, Consultants and Directors of the Company and MPT Operating Partnership, L.P.

The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries, (b) to attract and retain, Employees, Consultants and Directors, and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on March 31, 2004, when it was initially adopted by the Board of Directors and approved by the stockholders of the Company.

ARTICLE 1. DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including without limitation, MPT Operating Partnership, L.P.

“Award” shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards under this Plan.

“Award Agreement” shall mean the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards.

“Board” shall mean the Board of Directors of the Company, as comprised from time to time.

“Cause” shall mean (i) the conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Employee on a per se basis due to the Company offices held by the Employee, so long as any act or omission of the Employee with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his position with the Company, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant’s Employment Agreement), which, in any such case, continues for thirty (30) days after written notice from the Board to the Employee, or (iv) gross negligence or willful misconduct in the performance of the Employee’s duties. No act, or failure to act, on the Employee’s part will be deemed “gross negligence” or “willful misconduct” unless done, or omitted to be done, by the Employee not in good faith and without a reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if an Employee has been terminated for Cause.

“Change of Control” shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Medical Properties Trust, Inc., a Maryland corporation, or any business organization which succeeds to its business and elects to continue this Plan. For purposes of this Plan, the term Company shall include, where applicable, the employer of the Employee or Consultant, including without limitation MPT Operating Partnership, L.P. or such other Affiliate or Subsidiary that employs the Employee or the Consultant.

“Consultant” shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who may be selected to participate in the Plan.

“Deferred Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” means any individual who is a member of the Board.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

“Employment Agreement” shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee’s or Consultant’s employment with the Company, if any.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

“Good Reason” shall only apply, and shall only have the meaning, as contained in the Participant’s Employment Agreement. Any provision herein that relates to a Termination of Employment by the Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

“Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“Independent Director” shall mean a Director who is not an Employee.

“MPT OP” means MPT Operating Partnership, L.P., of which the Company is presently a limited partner and the sole owner of the general partner.

“Non-Qualified Stock Option” shall mean an Option which the Committee does not designate as an Incentive Stock Option.

“144A Offering” means the private placement of Common Stock of the Company.

“Other Stock-Based Award” shall mean an Award granted under Article 9 of this Plan.

“Option” shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

“Participant” shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

“Performance Units” shall mean performance units granted under Article 8 of this Plan.

“Permanent Disability” or “Permanently Disabled” shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

“Plan” shall mean the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Plan Year” shall mean the fiscal year of the Company.

“Restricted Common Stock” shall mean Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Retirement” or “Retire” shall, except as otherwise defined in the Participant’s Employment Agreement, mean a Participant’s Termination of Employment with the Company on or after his 65th birthday.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” shall mean stock appreciation rights awarded under Article 7 of this Plan.

“Section 162(m) Participant” shall mean any Employee the Committee designates to receive an Award whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

“Stock Award” shall mean an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50 percent or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” shall mean the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 2. COMMON STOCK SUBJECT TO PLAN

2.1	Common Stock Subject to Plan.

2.1.1  The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock. Subject to adjustment as described in Section 12.3.1, the aggregate number of shares of Common Stock that may be issued under the Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Other Stock-Based Awards or pursuant to the exercise of Options and SARs is increased from 4,691,180 to 7,441,180.

2.1.2  The maximum number of shares of Common Stock which may be awarded to any individual in any calendar year shall not exceed 1,000,000.

2.2  Add-back of Grants. If any Option or SAR expires or is canceled without having been fully exercised, is exercised in whole or in part for cash as permitted by this Plan, or is exercised prior to becoming vested as permitted under Section 4.6.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may not be optioned, granted or awarded hereunder. If any shares of Common Stock awarded as Restricted Common Stock, Restricted Stock Units, Other Stock-Based Awards or other equity award hereunder or as payment for Performance Units are forfeited by the Participant, such shares may again be optioned, granted or awarded hereunder. In addition, upon the exercise of any SAR for shares, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock available for future issuance under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1  Eligibility. Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in the Plan.

3.2  Awards. The Committee shall determine which Employees, Consultants and Directors, shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units or Other Stock-Based Awards, whether an Option grant shall be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award. Notwithstanding the foregoing, the terms and conditions of an Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

3.3  Provisions Applicable to Section 162(m) Participants.

3.3.1  Notwithstanding anything in the Plan to the contrary, the Committee may grant Options, Restricted Common Stock, Restricted Stock Units, SARs, Performance Units or Other Stock-Based Awards to a Section 162(m) Participant that vest upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) funds from operation, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) total return to shareholders or (ix) such other identifiable and measurable performance objectives, as determined by the Committee.

3.3.2 To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m)

Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

3.4  Award Agreement. Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant’s Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred Stock Units and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed by the Participant and an officer or a Director (other than the Participant) of the Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE 4. OPTIONS

4.1  Award Agreement for Option Grant. Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2  Option Price. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3  Qualification for Incentive Stock Options. The Committee may grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under Section 422(a)(2) of the Code.

4.4  Change in Incentive Stock Option Grant. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as

Non-Qualified Stock Options to the extent required or permitted by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

4.5  Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.6	Option Exercisability and Vesting.

4.6.1  The period during which Options in whole or in part become exercisable and vest in the Participant shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.6.2  In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains non-exercisable and non-vested upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

4.6.3  At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.6.4  Any Options which are not exercisable and vested upon the occurrence of a Change of Control, including shares of restricted Common Stock received upon the exercise of an Option as described in Section 4.6.3 above, shall become 100% exercisable, if not previously exercised, and 100% vested, unless the Award Agreement or the Participant’s Employment Agreement provides otherwise.

4.7  Fair Market Value. The Fair Market Value of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares of Common Stock were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if shares of Common Stock are not publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Company acting in good faith and after consultation with independent advisors. The Fair Market Value as so determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Company’s good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

ARTICLE 5. EXERCISE OF OPTIONS

5.1  Exercise. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2  Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1  A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2  Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3  In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4  Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

5.2.4.1  payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.2  payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.3  payment through a broker at the time required in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.2.4.4  payment is made through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3  Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2  The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3  The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4  The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

5.4  Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5  Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6	Limitations on Exercise of Options.

5.6.1  Vested Incentive Stock Options may not be exercised after the earliest of (i) their expiration date, (ii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his death, (iii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his Permanent Disability, or (iv) the expiration of three (3) months from the date of the Participant’s Termination of Employment for any reason other than such Participant’s death or Permanent Disability, unless the Participant dies within said three (3) month period. Leaves of absence for less than ninety (90) days shall not cause a Termination of Employment for purposes of Incentive Stock Options.

5.6.2  Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE 6. STOCK AWARDS

6.1  Award Agreement. Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Restricted Common Stock, Restricted Stock Units and Deferred Stock Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

6.2	Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units.

6.2.1  The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1  determine which Employees, Consultants and Directors shall receive Stock Awards;

6.2.1.2  determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors;

6.2.1.3  determine the terms and conditions applicable to such Stock Awards; and

6.2.1.4  determine when the restrictions, if any, lapse.

6.2.2  The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3  Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 10.

6.2.4  Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5  Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6  A Participant shall be 100 percent vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3	Rights as Stockholders.

6.3.1  Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2  Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant’s Stock Award Account to reflect such dividend.

6.4  Restriction. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5  Lapse of Restrictions. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Employment. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

6.6  Repurchase of Restricted Common Stock. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7  Escrow. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

6.8  Legend. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9  Conversion. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative. Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of the Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 12.5.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1  Award Agreement for SARs. Awards of SARs shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing SARs intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

7.2  General Requirements. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3  Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4  Tandem SARs. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5	SAR Exercisability.

7.5.1  The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.5.2  In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

7.6  Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7  Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

ARTICLE 8. PERFORMANCE UNITS

8.1  Award Agreement for Performance Units. Awards of Performance Units shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Performance Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

8.2  General Requirements. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Employees, Consultants and Directors shall receive Awards of a Performance Unit and the amount of such Awards.

8.3  Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Performance Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4  Payment With Respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

ARTICLE 9. OTHER STOCK-BASED AWARDS

9.1  Award Agreement for Other Stock-Based Awards. Other Stock-Based Awards shall be evidenced by an Award Agreement, pursuant to Section 3.4.

9.2  General Requirements. Other Stock-Based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Common Stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a Subsidiary or operating partnership (iii) Awards valued by reference to book value, fair value or Subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by MPT OP or a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 with respect to an Employee, a Consultant or a Director who is rendering services to or for the benefit of the issuing MPT OP or Subsidiaries.

9.3  Calculation of Reserved Shares. For purposes of calculating the number of shares of Common Stock underlying an Other Stock-Based Award relative to the total number of shares of Common Stock reserved and available for issuance under Section 2.1 of the Plan, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying Other Stock-Based Awards shall be reduced accordingly by the Committee and the related shares of Common Stock shall be added back to the shares of Common Stock otherwise available for issuance under the Plan. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees, Consultants or Directors to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the Participant for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Article 9. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each Participant.

9.4  Dividend Equivalents. The Award Agreement in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A, may provide that the Participant shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the Award or other distributions from MPT OP prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

9.5  Consideration. Other Stock-Based Awards granted under this Article 9 may be issued for no cash consideration.

ARTICLE 10. DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with the requirements of Section 409A of the Code. The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust. Shares of Common Stock issued to a rabbi trust pursuant to this Article 10 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

ARTICLE 11. ADMINISTRATION

11.1  Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Articles of Incorporation, by-laws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

11.2  Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

11.3  Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1	Transferability.

12.1.1  No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, Other Stock-Based Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1.1 shall prevent transfers by will or by the applicable laws of descent and distribution or as permitted in Section 12.1.2 below. The Committee shall not be required to accelerate the exercisabilty of an Award or otherwise take any action pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

12.1.2  Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

12.2	Amendment, Suspension or Termination of this Plan.

12.2.1  Except as otherwise provided in this Section 12.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. The Board and the Committee cannot reprice, replace or regrant through cancellation or by lowering the price per share of a previously granted Option unless the stockholders of the Company provide prior approval. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after March 31, 2017.

12.2.2  Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

12.3	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

12.3.1  In the event that any stock dividend or extraordinary dividend (whether in the form of cash, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, or other similar event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it may deem equitable, adjust the following:

12.3.1.1  the maximum number of shares of Common Stock available for Awards;

12.3.1.2  the maximum number of shares of Common Stock subject to the Plan;

12.3.1.3  the number and kind of Company stock with respect to which an Award may be made under the Plan;

12.3.1.4  the number and kind of Company stock subject to an outstanding Award; and

12.3.1.5  the exercise price or purchase price with respect to any Award.

12.3.2  In the event of any merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

12.3.2.1  the Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

12.3.2.2  the Committee may provide in the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event that the Award cannot be exercised after such event;

12.3.2.3  the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.6 or the provisions of such Award;

12.3.2.4  the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

12.3.2.5  the Committee may make adjustments in the number, type and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

12.3.2.6  the Committee may provide either by the terms of an Award of Restricted Common Stock, Restricted Stock Units or Other Stock-Based Awards or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units or Other Stock-Based Awards may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units or some or all Other Stock-Based Awards may cease to be subject to forfeiture under Section 6.5 or Section 9.4 or repurchase under Section 6.6 after such event.

12.3.3  Subject to Section 12.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant’s Employment Agreement or the terms of this Plan.

12.3.4  Notwithstanding the foregoing, no action pursuant to this Section 12.3 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant’s Employment Agreement.

12.4  Continued Employment. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

12.5  Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

12.6  Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or resale of any Common Stock underlying such Award, must be paid to the Company until such time the Company becomes publicly traded, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement, or (c) the Company terminates the Employee with or without Cause.

12.7  Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, Performance Units or Other Stock-Based Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan to the contrary, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.8	Restrictions.

12.8.1  Except as otherwise provided for in the Award Agreement, upon any Termination of Employment, for a one year period thereafter, the Company shall have the right, but not the obligation, to purchase all vested shares of Common Stock awarded hereunder or acquired pursuant to an Award, for their Fair Market Value at the time of purchase by the Company. These rights shall be in addition to the right of first refusal pursuant to Section 12.8.2; provided, however, that in the event the Company decides not to exercise its rights pursuant to Section 12.8.2, the provisions of this Section 12.8.1 shall cease to apply with respect to those shares of Common Stock that were offered to the Company and sold in accordance with the provisions of Section 12.8.2.

12.8.2  Except as otherwise provided for in the Award Agreement, if an individual desires and is permitted to sell, encumber, or otherwise dispose of shares of Common Stock awarded hereunder or acquired pursuant to an Award, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Common Stock, (ii) the certificate number and number of shares of Common Stock proposed to be transferred or encumbered, (iii) the proposed price, (iv) all other terms of the proposed transfer, and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Common Stock at the same price and on the same terms as contained in such notice (the “Company Option Period”). In the event the Company does not exercise the option to purchase the Common Stock, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Common Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the Company Option Period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

12.8.3  On and after the date a class of the Company’s securities are registered under Section 12(b) or 12(g) of the Exchange Act, the Company shall have no further right to purchase shares of Common Stock under this Section 12.8, and its limitations shall be null and void.

12.8.4  Notwithstanding the foregoing, the Committee may require that a Participant execute any other documents it deems necessary or desirable with respect to any Common Stock distributed or purchased pursuant to this Plan.

12.9  Restrictive Legend. All of the shares of Common Stock now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Stock shall contain the following legend: “These shares are held subject to the terms of the 2004 Equity Incentive Plan (the “Plan”) and such shares may only be transferred in accordance with the terms thereof. A copy of the Plan is available at the office of the Company.”

12.10  Effect of Plan Upon Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.11  Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.12  Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.13  Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Alabama, without regard to conflicts of laws thereof.

* * * * *

The Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan was adopted by the Board of Directors on October 18, 2004 and reflects the amendment approved by stockholders on October 12, 2005. The Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan was adopted by the Board of Directors on April 11, 2007.

(LOGO)

Medical Properties Trust, Inc.	1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242	205-969-3755
www.medicalpropertiestrust.com

May 17, 2007

Dear Stockholder:
It is a great pleasure to have this opportunity to provide you with the Proxy Statement for our 2007 Annual Meeting of Stockholders. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 17, 2007.
YOUR VOTE IS IMPORTANT!
Please submit your proxy by completing, signing, dating, and returning your proxy card in the accompanying envelope.
Thank you for your continued interest in, and ownership of, Medical Properties Trust, Inc.

Sincerely,

Edward K. Aldag, Jr.
Chairman of the Board, Chief Executive Officer and President

PROXY	PROXY
MEDICAL PROPERTIES TRUST, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The 2007 Annual Meeting of Stockholders of Medical Properties Trust, Inc. will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 17, 2007, beginning at 10:00 a.m. Central Time. The undersigned hereby acknowledges receipt of the combined Notice of 2007 Annual Meeting of Stockholders and Proxy Statement dated April 17, 2007, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.
     The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, their attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.
     The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
MEDICAL PROPERTIES TRUST, INC.
May 17, 2007
PROXY VOTING INSTRUCTIONS
Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER
▼ Please detach along perforated line and mail in the envelope provided. ▼

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	To elect eight directors.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL NOMINEES EXCEPT (See instructions below)

		NOMINEES:	¡	Edward K. Aldag, Jr.
			¡	Virginia A. Clarke
			¡	G. Steven Dawson
			¡	R. Steven Hamner
			¡	Robert E. Holmes, Ph.D.
			¡	Sherry A. Kellett
			¡	William G. McKenzie
			¡	L. Glenn Orr, Jr.
     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote as shown here: ●
2.	To approve the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.
To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please indicate your full title as such. If the shares are held by a corporation, partnership or limited liability company, please sign the full name of the entity by the duly authorized officer, partner or member, respectively.